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                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                        3 7/8% NOTES DUE NOVEMBER 1, 2007
                                       OF
                                 CVS CORPORATION

          This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 3 7/8% Notes due November 1, 2007 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery
     Procedures" in the Prospectus dated        , 2003 (which, together with the
     related Letter of Transmittal, constitutes the "Exchange Offer") of CVS Corporation, a Delaware corporation (the "Company").

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

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
BY HAND OR OVERNIGHT DELIVERY:             Facsimile Transmissions:     BY REGISTERED OR CERTIFIED MAIL:
                                           (Eligible Institutions Only)
The Bank of New York, Exchange Agent                                    The Bank of New York, Exchange Agent
        101 Barclay Street                   (212) 815-6339                     Re-Organization Unit
           Floor 7 East                                                          101 Barclay Street
      New York New York 10286                                                       Floor 7 East
       Attn: William Buckley             To Confirm by Telephone              New York New York 10286
                                         or for Information Call:               Attn: William Buckley

                                              (212) 815-5788
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

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                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:________________________    ________________________________
                                         (Authorized Signature)

Address:_____________________________    Title:__________________________
_____________________________________    Name:__________________________
                           (Zip Code)         (Please type or print)

Area Code and Telephone Number:          Date:_____________________
_____________________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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